Exhibit 10.14

September 17, 2013

Mr. Raymond Meyers
Chief Executive Officer
Internet Media Services, Inc.
1507 7th Street, #425
Santa Monica, CA 90401

Dear Mr. Meyers:

As of September 12, 2013, the balance of funds advanced to Internet Media Services, Inc. (the “Company”) under your existing revolving credit facility totaled approximately $269,000.00.  On that date, you had requested repayment of $86,590.96 of the outstanding revolving credit facility balance in newly issued common stock of the Company, which the Company’s Board of Directors unanimously approved.  You and the Company agreed to the following terms regarding this debt to equity conversion:

1.	Amount converted: $86,590.06
2.	Conversion share price: $0.0024, representing the average lowest bid price of the Company’s common stock for the prior ten business days
3.	Shares delivered: 36,260,596
4.	Remaining balance of the revolving credit facility after conversion: $182,901.18

By signing below you are signifying your acceptance of the above listed terms of conversion.

Sincerely,

/s/ Michael Buechler

Michael Buechler
Secretary
Internet Media Services, Inc.

Accepted:

/s/ Raymond Meyers

Raymond Meyers